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                                                                 Exhibit 3(a)(2)


                              ARTICLES OF AMENDMENT

                                       OF

                                HUNT CORPORATION


         Effective May 2, 2002, the Restated Articles of Incorporation of Hunt Corporation were amended by adding at the end thereof a new Article 9th providing in full as follows:

         "9th Subchapter E - Control Transactions - of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. ss.2541 - ss.2548) shall not be applicable to the corporation."

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